UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 27, 2022

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

757 3rd Avenue

27th Floor

New York, NY 10017

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STAF	NASDAQ

Item 1.01 Entry Into a Material Definitive Agreement.

Note Purchase Agreement with Jackson Investment Group, LLC

On October 27, 2022, Staffing 360 Solutions, Inc. (the “Company”) entered into a Third Amended and Restated Note Purchase Agreement (the “Amended Note Purchase Agreement”) with Jackson Investment Group, LLC (“Jackson”) which amended and restated the Second Amended and Restated Note Purchase Agreement, dated October 26, 2020, as amended, by and between the Company and Jackson, and issued to Jackson the Third Amended and Restated Senior Secured 12% Promissory Note, with a remaining outstanding principal balance of approximately $9.0 million (the “Jackson Note”). In connection with the Amended Note Purchase Agreement, the Company paid, or agreed to pay, to Jackson certain fees, including reasonable fees of Jackson’s legal counsel and its other advisors.

Under the terms of the Amended Note Purchase Agreement and Jackson Note, the Company is required to pay interest on the Jackson Note at a per annum rate of 12% and in the event the Company has not repaid in cash at least 50% of the outstanding principal balance of the Jackson Note by October 27, 2023, then interest on the outstanding principal balance of the Jackson Note shall continue to accrue at 16% per annum of the outstanding principal balance of the Jackson Note until the Jackson Note is repaid in full. The Amended Note Purchase Agreement also extends the maturity date of the Jackson Note from October 28, 2022 to October 14, 2024.

In addition, pursuant to the terms of the Amended Note Purchase Agreement, until all principal interest and fees due pursuant to the Amended Note Purchase Agreement and the Jackson Note (or any other senior promissory note delivered by the Company to Jackson in substitution, replacement or exchange for the Jackson Note) (together with the other documents executed in connection with the Amended Note Purchase Agreement, collectively, the “Note Documents”) are paid in full by the Company and are no longer outstanding, Jackson shall have a first call over 50% of the net proceeds from all common stock equity raises the Company conducts, which shall be used to pay down any outstanding obligations due pursuant to the Note Documents. The Jackson Note continues to be secured by substantially all of the Company and its subsidiaries’ assets pursuant to the Amended and Restated Security Agreement with Jackson, dated September 15, 2017, as amended, and as further amended by the Omnibus Agreement (as defined below) on October 27, 2022.

The Amended Note Purchase Agreement contains customary events of default for a senior secured loan including, among other events of default, (i) failure to timely pay interest and principal, (ii) other breaches and violation of the Amended Note Purchase Agreement, (iii) bankruptcy and insolvency events affecting the Company and/or its subsidiaries, and (iv) the occurrence of a material adverse effect on the Company. In addition to customary remedies for senior secured lenders following an event of default, Jackson has the right to cause the Company to engage a financial advisor to provide valuation analyses of the Company as a going concern and analyses of strategic alternatives that may be available to the Company. The Company will be obligated to provide all such analyses to Jackson.

The Amended Note Purchase Agreement also contains restrictions against incurrence of additional debt, payment of dividend or other distribution (whether in cash, securities or other property) on any of our equity interest or repayment of debt, consolidations, mergers, sales of assets or change in control and financial covenants.

The foregoing descriptions of the Amended Note Purchase Agreement and the Jackson Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Note Purchase Agreement and the Jackson Note, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Omnibus Amendment and Reaffirmation Agreement with Jackson

On October 27, 2022, in connection with the Amended Note Purchase Agreement, the Company entered into an Omnibus Amendment and Reaffirmation Agreement (the “Omnibus Agreement”) with Jackson, which, among other things, amends (i) the Amended and Restated Pledge Agreement, dated as of September 15, 2017, as amended and (ii) the Amended and Restated Pledge Agreement, dated as of September 15, 2017, as amended, to reflect certain of the terms as updated and amended by the Amended Note Purchase Agreement.

The foregoing description of the Omnibus Agreement does not purport to be complete is qualified in its entirety by reference to the full text of the Omnibus Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Amendment to Warrant Agreement with Jackson

On October 27, 2022, in connection with the entry into the Amended Note Purchase Agreement, the Company entered into Amendment No. 4 (“Amendment No. 4”) to the Amended and Restated Warrant Agreement, dated April 25, 2018 (as amended prior to Amendment No. 4, the “Existing Warrant”), with Jackson. Pursuant to the Existing Warrant and after giving effect to the 1-for-6 reverse stock split, effectuated by the Company on June 30, 2021 and the 1-for-10 reverse stock split, effectuated by the Company on June 23, 2022, Jackson was entitled to purchase 15,093 shares of common stock at an exercise price of $60.00 per share. Pursuant to Amendment No. 4, the exercise price of the Existing Warrant was reduced to $3.06 per share and the term extended to January 26, 2028.

The foregoing description of Amendment No. 4 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Amendment to Credit and Security Agreement with MidCap

On October 27, 2022, the Company entered into Amendment No. 27 and Joinder Agreement to the Credit and Security Agreement (“Amendment No. 27”) with MidCap Funding IV Trust as successor by assignment to MidCap Funding X Trust, dated April 8, 2015 (“MidCap”), which amended the Credit and Security Agreement, dated April 8, 2015 (as amended, the “Credit and Security Agreement”). Amendment No. 27, among other things, (i) increases the revolving loan commitment amount from $25 million to $32.5 million (the “Loan”), (ii) extends the commitment expiry date from October 27, 2022 to September 6, 2024, and (iii) modifies certain of the financial covenants. Pursuant to Amendment No. 27, as long as no default or event of default under the Credit and Security Agreement as amended by Amendment No. 27 exists, upon written request by the Company and with the prior written consent of the agent and lenders, the Loan may be increased by up to $10 million in minimum amounts of $5 million tranches each, for an aggregate loan commitment amount of $42.5 million.

In addition, Amendment No. 27 increases the applicable margin (the “Applicable Margin”) from 4.0% to 4.25%, with respect to the Loan (other than Letter of Credit Liabilities (as defined in the Credit and Security Agreement)), and from 3.5% to 3.75% with respect to the Letter of Credit Liabilities. Amendment No. 27 also replaces the interest rate benchmark from LIBOR to SOFR and provides that the Loan shall bear interest at the sum of a term-based SOFR rate (plus a SOFR adjustment of 0.11448%) plus the Applicable Margin, subject to certain provisions for the replacement of SOFR with an alternate benchmark in connection with SOFR no longer being provided by its administrator. Notwithstanding the foregoing, the SOFR interest rate shall not be at any time less than 1.00%.

In connection with Amendment No. 27, the Company paid to MidCap a modification fee of $135,000, after deducting certain credits and fees paid in connection with previous amendments to the Credit and Security Agreement and certain waiver agreements, and agreed to pay reasonable costs and fees of MidCap’s legal counsel in connection with Amendment No. 27. On October 27, 2022, the Company drew down approximately $8 million on the Loan to pay off in full certain outstanding existing debt of the Headway Workforce Solutions (“Headway”) and its subsidiaries with to White Oak Commercial Finance, LLC, which were acquired in April 2022 pursuant to the Stock Purchase Agreement by and between the Company, Headway, and Chapel Hill Partners, LP, as representatives of all the stockholders of Headway, as previously disclosed.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 27, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Amendment to Intercreditor Agreement with Jackson and MidCap

On October 27, 2022, in connection with the Amended Note Purchase Agreement, the Jackson Note and Amendment No. 27, the Company, Jackson and MidCap entered into the Fifth Amendment to Intercreditor Agreement (the “Fifth Amendment”), which amended the Intercreditor Agreement, dated September 15, 2017, by and between the Company, Jackson and MidCap, as amended. The Fifth Amendment, among other things, permits the increase of the credit commitments under the Credit and Security Agreement as amended by Amendment No. 27 to $32.5 million.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, a copy of which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 related to the Amended Note Purchase Agreement, the Jackson Note and Amendment No. 27 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

On October 27, 2022, in connection with the Amended Note Purchase Agreement, the Company issued to Jackson (i) 100,000 shares of common stock of the Company (the “Jackson Shares”) and (ii) a warrant (the “Jackson Warrant”) to purchase up to 24,332 shares of common stock at an exercise price of 3.06 per share. The Warrant is exercisable six months from October 27, 2022 and expires on October 27, 2027. The issuance of the Jackson Shares and the Jackson Warrant were not registered under the registration requirements of the Securities Act of 1933, as amended, pursuant to an exemption provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder as transactions by an issuer not involving a public offering. Pursuant to the Amended Note Purchase Agreement, the Company is required to file a resale registration statement with the Securities and Exchange Commission covering the resale of the Jackson Shares and the shares of common stock issuable upon the exercise of the Jackson Warrant no later than 60 days after October 27, 2022, and to use reasonable best efforts to have such registration statement declared effective thereafter. The foregoing description of the Jackson Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of Jackson Warrant, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information required by this Item 3.03 is contained in Item 1.01 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Warrant Agreement, dated October 27, 2022, by and between the Company and Jackson Investment Group, LLC.
10.1*	Third and Amended and Restated Note Purchase Agreement, dated October 27, 2022, by and between the Company and Jackson Investment Group, LLC.
10.2	Third Amended and Restated Senior Secured 12% Promissory Note issued on October 27, 2022 to Jackson Investment Group, LLC.
10.3*	Omnibus Amendment and Reaffirmation Agreement, dated October 27, 2022, by and between Staffing 360 Solutions, Inc. and Jackson Investment Group, LLC.
10.4	Amendment No. 4, dated October 27, 2022, to Amended and Restated Warrant Agreement, by and between Staffing 360 Solutions, Inc. and Jackson Investment Group, LLC.
10.5*	Amendment No. 27 to the Credit and Security Agreement, dated October 27, 2022, by and between Staffing 360 Solutions, Inc. and MidCap Funding X Trust.
10.6	Fifth Amendment to Intercreditor Agreement, dated October 27, 2022, by and among Staffing 360 Solutions, Inc., Jackson Investment Group, LLC and MidCap Funding X Trust.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain of the schedules (and similar attachments) to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended, because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the Exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2022	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer